EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Third Quarter 2011 Results

Company Increases Dividend 20.0% & Increases 2011 FFO Guidance

PURCHASE, N.Y., Nov. 3, 2011 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the quarter ended September 30, 2011.

HIGHLIGHTS

  Net income of $2.5 million or $0.06 per diluted share for 3Q'11
  Funds From Operation (FFO) of $9.0 million, or $0.21 per diluted share for 3Q'11 (1)
  $138.3 million of shopping center investments completed during 3Q'11
  $228.6 million of shopping center investments completed year-to-date
  $42.8 million of pending shopping center acquisitions currently under contract
  60 basis point increase in overall portfolio occupancy (92.5% at 9/30/11)
  95.6% occupancy rate at 9/30/11 for stabilized properties
  30.8% debt to total assets ratio at 9/30/11
  Quarterly cash dividend of $0.12 per share of common stock declared (20.0% increase)
       __________________________

(1) See the end of this press release for a reconciliation of GAAP net income to FFO.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "We continue to successfully grow our portfolio through acquiring quality necessity-based shopping centers in the western United States. The third quarter was one of our most active to date, completing $138.3 million of shopping center investments, bringing our total for the year to $228.6 million thus far, with another $42.8 million under contract.  Importantly, we continue to capitalize on our longstanding relationships and market expertise to source attractive, off-market opportunities.  Additionally, demand for space across our portfolio remains strong, as evidenced by our portfolio occupancy increasing for the third consecutive quarter, to 92.5%, and with our stabilized portfolio reaching a new high for the year of 95.6%."  Mr. Tanz commented further, "In addition to our strong acquisition and leasing activity, during the third quarter we also executed several important capital transactions, enhancing the company's financial flexibility and capacity to continue growing our business."

FINANCIAL SUMMARY

For the three months ended September 30, 2011, net income attributable to common stockholders for the quarter was $2.5 million, or $0.06 per diluted share. FFO for the third quarter 2011 was $9.0 million, or $0.21 per diluted share. For the nine months ended September 30, 2011, net income was $9.4 million, or $0.22 per diluted share. FFO for the first nine months of 2011 was $25.6 million, or $0.61 per diluted share. ROIC reports FFO as a supplemental performance measure. See the end of this press release for a reconciliation of GAAP net income to FFO.

At September 30, 2011, ROIC had total assets of $650.7 million with $200.6 million of debt outstanding including $110.0 million outstanding on its unsecured term loan and $29.9 million on its unsecured revolving credit lines.

In September 2011, ROIC extended the maturity date of its $175.0 million senior unsecured revolving credit facility and simultaneously entered into a $110.0 million unsecured term loan agreement. The new credit facility and term loan have initial maturity dates of September 20, 2014 and September 20, 2015, respectively. ROIC has the option to extend the maturity date of the credit facility for an additional year subject to certain conditions. ROIC also has the ability to increase the credit facility and term loan amounts to $300.0 million and $175.0 million, respectively subject to commitments and other conditions including the consent of the lenders. ROIC intends to utilize borrowings under the credit facility primarily to fund future shopping center investments.

INVESTMENT SUMMARY

During the third quarter of 2011, ROIC completed $138.3 million of shopping center investments, acquiring six shopping centers in separate transactions. The transactions were funded by the assumption of two existing mortgages totaling $30.2 million and borrowings under its unsecured credit facility and term loan.

Year-to-date ROIC has completed $228.6 million of shopping center investments. In addition, ROIC has binding contracts to acquire two shopping centers, in separate transactions, for a total of $42.8 million. ROIC expects to fund the pending acquisitions with borrowings under its unsecured credit facility.

Country Club Gate

In July 2011, ROIC acquired Country Club Gate for $22.8 million. The shopping center is approximately 109,000 square feet and is anchored by Save Mart Supermarket and Rite Aid. The property is located in Pacific Grove, California, in the heart of the Monterey pennisula. The property is currently 91.3% leased.

Canyon Park Shopping Center

In July 2011, ROIC acquired Canyon Park Shopping Center for $18.4 million. The shopping center is approximately 122,000 square feet and is anchored by Albertsons and Rite Aid. The property is located in Bothell, Washington, within the Seattle metropolitan area. The property is currently 100.0% leased.

Renaissance Towne Center

In August 2011, ROIC acquired Renaissance Towne Center for $23.8 million. The shopping center is approximately 53,000 square feet and is anchored by CVS Pharmacy. The property is located in La Jolla, California, within the San Diego metropolitan area. The property is currently 97.2% leased.

Round Hill Square

In September 2011, through a conveyance-in-lieu of foreclosure agreement in relation to a mortgage note ROIC acquired in August 2011 for $22.0 million, ROIC acquired the Round Hill Square Shopping Center. The shopping center is approximately 117,000 square feet and is anchored by Safeway. The property is located in Zephyr Cove, Nevada, in the heart of the Lake Tahoe market, and is currently 79.3% leased.

Kress Building

In September 2011, ROIC acquired The Kress Building for $28.8 million. The property is a three-story shopping center, totaling 74,000 square feet, located in the heart of Seattle's central business district at the intersection of Pike Street and 3rd Avenue. The property is anchored by Kress Supermarket (IGA), the only full-size, traditional grocer located in Seattle's central business district. The property is currently 100.0% leased.

Hawks Prairie

In September 2011, ROIC acquired Hawks Prairie for $22.5 million. The shopping center is approximately 154,800 square feet and is anchored by Safeway. The property is located in Lacey, Washington, within the Seattle metropolitan area. The property is currently 100.0% leased.

Harbor Bay Landing

ROIC has a binding contract to acquire Harbor Bay Landing for $24.8 million. The shopping center is approximately 116,000 square feet and is anchored by Safeway and CVS Pharmacy. The property is located in Alameda, California, within the East Bay market of the San Francisco metropolitan area. The property is currently 78.4% leased.

Hillsboro Market Center

ROIC has a binding contract to acquire Hillsboro Market Center for $18.0 million. The shopping center is approximately 156,000 square feet and is anchored by Albertsons. The property is located in Hillsboro, Oregon, within the Portland metropolitan area. The property is currently 92.0% leased.

CASH DIVIDEND

ROIC's Board of Directors has declared a quarterly cash dividend on its common stock of $0.12 per share, payable on November 30, 2011 to holders of record on November 14, 2011.The $0.12 per share dividend represents a 20.0% increase over ROIC's most recent quarterly cash dividend, paid on September 15, 2011.

2011 FFO & DIVIDEND GUIDANCE

ROIC currently estimates that FFO for 2011 will be within the range of $0.76 to $0.80 per diluted share, and net income will be within the range of $0.24 to $0.27 per diluted share. The following table provides a reconciliation of GAAP net income to FFO. (In Thousands)

	For the year ending December 31, 2011

	Low End	High End

Net income for period	$10,250	$11,250
Plus:
Depreciation and Amortization	21,500	22,500
Funds From Operations (FFO)	$31,750	$33,750
Plus: Acquisition transaction costs	2,250	2,750
Modified Funds From Operations (MFFO)	$34,000	$36,500

Earnings per share (dilutive)	$0.24	$0.27
FFO per share (dilutive)	$0.76	$0.80
MFFO per share (dilutive)	$0.81	$0.87

ROIC intends to distribute cash dividends on its common stock during the remainder of 2011 in an amount approximately equivalent to 70% to 80% of estimated FFO. ROIC's estimates are based on numerous critical assumptions, including, but not limited, completing approximately $350 million of shopping center investments during 2011. ROIC management will discuss its estimates and underlying assumptions on the company's November 3, 2011 conference call (see information below). ROIC's guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on November 3, 2011 at 12:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 14104192. A live webcast will also be available in listen-only mode at http://www.roicreit.com/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on November 3, 2011 and will be available until 11:59 p.m. Eastern Time on November 10, 2011. To access the conference call recording, dial (855) 859-2056 (domestic), or (404) 537-3406 (international) and use the Conference ID: 14104192. The conference call will also be archived on http://www.roicreit.com/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corporation (Nasdaq:ROIC) is a fully integrated real estate company that qualifies as a REIT for U.S federal income tax purposes. The Company is focused on acquiring, owning, leasing, repositioning and managing a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. The Company targets properties strategically situated in densely populated, middle and upper income markets in western and eastern regions of the United States. The Company presently has ownership and interests in 32 shopping centers encompassing approximately 3.5 million square feet. Additional company information is available at www.roicreit.com.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED BALANCE SHEETS

	September 30,
	2011	December 31,
	(unaudited)	2010
ASSETS
Real Estate Investments:
Land	$167,170,306	$85,473,305
Building and improvements	393,113,359	187,259,539
	560,283,665	272,732,844
Less: accumulated depreciation	10,816,987	3,078,160
	549,466,678	269,654,684
Mortgage notes receivable	10,000,000	49,978,044
Investment in and advances to unconsolidated joint ventures	25,959,767	24,579,355
Real Estate Investments, net	585,426,445	344,212,083
Cash and cash equivalents	8,260,434	84,736,410
Restricted cash	1,684,162	2,838,261
Tenant and other receivables	5,039,050	2,055,881
Deposits	1,000,000	1,500,000
Acquired lease intangible asset, net of accumulated amortization	32,643,527	17,672,608
Prepaid expenses	451,200	798,655
Deferred charges, net of accumulated amortization	15,621,584	9,576,904
Other	575,318	801,700
Total assets	$650,701,720	$464,192,502

LIABILITIES AND EQUITY
Liabilities:
Revolving credit lines	$140,110,258	$ —
Mortgage notes payables	60,440,142	42,417,100
Acquired lease intangibles liability, net of accumulated amortization	45,597,080	20,996,167
Accounts payable and accrued expenses	7,082,309	4,889,350
Tenants' security deposits	1,575,926	859,537
Other liabilities	17,316,326	4,506,778
Total liabilities	272,122,041	73,668,932

Commitments and Contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; 41,720,300 and 41,638,100 shares issued and outstanding	4,172	4,164
Additional paid-in-capital	406,203,187	403,915,775
Accumulated deficit	(14,789,556)	(12,880,840)
Accumulated other comprehensive loss	(12,840,513)	(517,918)
Total Retail Opportunity Investments Corp. shareholders' equity	378,577,290	390,521,181
Noncontrolling interests	2,389	2,389
Total equity	378,579,679	390,523,570
Total liabilities and equity	$650,701,720	$464,192,502
RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Revenues
Base rents	$10,469,729	$3,624,215	$26,440,798	$7,081,686
Recoveries from tenants	2,655,549	833,938	6,945,309	1,640,020
Mortgage interest	430,086	384,154	1,704,094	384,154
Total revenues	13,555,364	4,842,307	35,090,201	9,105,860

Operating expenses
Property operating	2,195,280	624,393	5,283,526	1,359,779
Property taxes	1,259,174	465,236	3,561,641	945,499
Depreciation and amortization	5,890,170	1,638,057	14,661,366	2,920,286
General & Administrative Expenses	2,427,693	2,132,811	7,253,816	6,347,101
Acquisition transaction costs	1,346,851	475,605	1,775,534	1,478,586
Total operating expenses	13,119,168	5,336,102	32,535,883	13,051,251

Operating income (loss)	436,196	(493,795)	2,554,318	(3,945,391)
Non-operating income (expenses)
Interest expense and other finance expenses	(1,739,279)	(76,837)	(3,732,625)	(76,837)
Gain on bargain purchase	3,687,205	—	9,449,059	—
Equity in earnings from unconsolidated joint ventures	159,989	234,000	1,137,502	252,200
Interest Income	772	234,030	14,489	936,147
Net Income (Loss) Attributable to Retail Opportunity Investments Corp.	$ 2,544,883	$ (102,602)	$ 9,422,743	$ (2,833,881)

Basic and diluted per share:	$ 0.06	$ —	$ 0.22	$ (0.07)

Dividends per common share	$ 0.10	$ 0.06	$ 0.27	$ 0.12

CALCULATION OF FUNDS FROM OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Net income (Loss) for period	$ 2,544,883	$ (102,602)	$ 9,422,743	$ (2,833,881)
Plus: Real property depreciation	2,630,480	696,305	6,420,085	1,277,764
Amortization of tenant improvements and allowances	762,651	133,563	1,953,162	210,102
Amortization of deferred leasing costs	3,078,345	808,190	7,768,319	1,432,420
Funds from operations	$ 9,016,359	$ 1,535,456	$ 25,564,309	$ 86,405
Plus: Acquisition transaction costs	1,346,851	475,605	1,775,534	1,478,586
Modified funds from operations	$ 10,363,210	$ 2,011,061	$ 27,339,843	$ 1,564,991

Net Cash Provided by (Used in):
Operating Activities	$ 7,270,094	$ 3,661,235	$ 13,823,228	$ 3,377
Investing Activities	$ (111,809,113)	$ (92,680,356)	$ (205,279,334)	$ (197,488,609)
Financing Activities	$ 97,470,945	$ (2,526,328)	$ 114,980,130	$ (5,032,222)

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  In addition, ROIC calculates modified FFO, by adding acquisition transaction costs associated with business combinations which have been expensed in accordance with GAAP to FFO as defined above. For the three months ended September 30, 2011 and 2010, ROIC expensed $1,346,851 and $475,605, respectively relating to real estate acquisitions. For the nine months ended September 30, 2011 and 2010, ROIC expensed $1,775,534 and $1,478,586, respectively relating to real estate acquisitions. The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO and modified FFO for the three and nine months ended September 30, 2011 and 2010.

CONTACT:  Liz Coughlin, Investor Relations
          914-272-8074
          lcoughlin@roireit.net